Exhibit 3.1

AMENDED and RESTATED

BYLAWS

OF

GAINSCO, INC.

AMENDED AND RESTATED BYLAWS

OF

GAINSCO, INC.

Contents

Article 1:	Offices	1
1.01	Registered Office and Agent	1
1.02	Other Offices	1

Article 2:	Shareholders	1
2.01	Place of Meetings	1
2.02	Annual Meeting	1
2.03	Voting Rights; List of Shareholders	1
2.04	Special Meetings	2
2.05	Notice	2
2.06	Quorum	2
2.07	Majority Vote	2
2.08	Method of Voting	3
2.09	Closing Share Transfer Records and Fixing Record Date	3
2.10	Action Without Meeting	3
2.11	Nomination of Directors	4
2.12	Notice of Business	6
2.13	Telephone or Remote Communication Meeting	7
2.14	Minutes	8

Article 3:	Directors	8
3.01	Management	8
3.02	Number; Election; Term; Qualification; Removal	8
3.03	Resignations; Vacancies	8
3.04	Voting in Election of Directors	8
3.05	Place of Meetings	8
3.06	First Meeting	9
3.07	Regular Meetings	9
3.08	Special Meetings	9
3.09	Quorum; Majority Vote	9
3.10	Compensation	9
3.11	Procedure	9
3.12	Participation in Meetings by Remote Communication	9
3.13	Action Without Meeting	10
3.14	Chairman of the Board	10
3.15	Vice Chairman of the Board	10

Article 4:	Committees	10
4.01	Committees of Directors	10
4.02	Meetings	11
4.03	Quorum; Majority Vote	11
4.04	Compensation	11
4.05	Committee Charters	11

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Article 5:	Notices	11
5.01	General	11
5.02	Waivers	11

Article 6:	Officers and Agents	12
6.01	Number; Qualification; Election; Term	12
6.02	Removal	12
6.03	Vacancies	12
6.04	Authority	12
6.05	Compensation	13
6.06	Chairman of the Board	13
6.07	President	13
6.08	Vice Presidents	13
6.09	Secretary	13
6.10	Assistant Secretary	13
6.11	Treasurer	14
6.12	Assistant Treasurer	14

Article 7:	Indemnification, Advancement of Expenses and Insurance	14

Article 8:	Certificates and Shareholders	15
8.01	Certificates	15
8.02	Issuance; Payment	16
8.03	Lost, Stolen or Destroyed Certificates	16
8.04	Registered Shareholders	16

Article 9:	General Provisions	16
9.01	Dividends and Reserves	16
9.02	Books and Records	17
9.03	Fiscal Year	17
9.04	Seal	17
9.05	Amendment of Bylaws	17
9.06	Construction	17
9.07	Table of Contents; Headings	17
9.08	Relation to Articles of Incorporation	18

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Article 1:	Offices

1.01 Registered Office and Agent. The corporation’s registered office and the name of the corporation’s registered agent shall be as stated in documents identifying such office and name and filed by the corporation from time to time with the office of the Secretary of State of the State of Texas in accordance with Texas Business Organizations Code, as amended (the “TBOC”).

1.02 Other Offices. The corporation may have offices at other places both within and without the State of Texas as the board of directors may determine or as the business of the corporation may require.

Article 2:	Shareholders

2.01 Place of Meetings. All meetings of the shareholders shall be held at such time and place, in or out of the State of Texas, as shall be stated in the notice of the meting or in a waiver of notice.

2.02 Annual Meeting. An annual meeting of the shareholders shall be held each year at a time and on a day as may be selected by the board of directors. At the meeting, the shareholders shall elect directors and transact such other business as may properly be brought before the meeting.

2.03 Voting Rights; List of Shareholders.

(a) Each outstanding share, regardless of class, entitled to vote upon a matter submitted to a vote at a meeting of shareholders shall be entitled to one vote on such matter, except to the extent that the voting rights of the shares of any class are limited or denied or are afforded greater or special voting rights, by the Articles of Incorporation or equivalent governing document (the “Articles of Incorporation”) or the TBOC.

(b) The officer or agent having charge of the stock transfer books shall prepare, not later than the eleventh (11th) day before the date of each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the type and number of shares held by each shareholder, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office or principal place of business of the corporation and shall be subject to inspection by any shareholder at any time during the usual business hours. Alternatively, the list of the shareholders may be kept on a reasonably accessible electronic network, if the information required to gain access to the list is provided with the notice of the meeting. This Section shall not require the corporation to include any electronic contact information of any shareholder on the list. If the corporation elects to make the list available on an electronic network, the corporation shall take reasonable steps to ensure that the information is available only to shareholders of the corporation. The list of shareholders shall be produced and kept open at the meeting and shall be subject to the inspection of any shareholder during regular business hours. If the meeting is held by means of remote communication, the list shall be open to the examination of any shareholder for the duration of the meeting on a reasonably accessible electronic network, and the information required to access the list shall be provided to shareholders with the notice of the meeting. The original share transfer records shall be prima facie evidence of the shareholders entitled to examine such list or transfer records or to vote at any such meeting of shareholders.

2.04 Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called by the president, the board of directors, or the holders of not less than twenty-five percent of all of the shares entitled to vote at the meetings. Business transacted at a special meeting shall be confined to the objects stated in the notice of the meeting.

2.05 Notice. Written or printed notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the president, the secretary, or the officer or person calling the meeting, to each shareholder of record entitled to vote at the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid. Any notice required pursuant to this Section 2.05 may be given by a form of electronic transmission consented to by the shareholder to whom notice is given.

2.06 Quorum. At all meetings of the shareholders, the presence in person or by proxy of the holders of a majority of the shares issued and outstanding on the record date and entitled to vote will be necessary and sufficient to constitute a quorum for the transaction of business except as otherwise provided by law, the Articles of Incorporation or these Bylaws. Unless otherwise provided in the Articles of Incorporation in accordance with the TBOC, once a quorum is present at a meeting of the shareholders, the shareholders represented in person or by proxy at the meeting may conduct such business as may be properly brought before the meeting until it is adjourned, and the subsequent withdrawal from the meeting by any shareholder or the refusal of any shareholder represented in person or by proxy to vote shall not affect the presence of a quorum at the meeting. Unless otherwise provided in the Articles of Incorporation in accordance with the TBOC, the shareholders represented in person or by proxy at any meeting of the shareholders at which a quorum is not present may adjourn the meeting until such time and to such place as may be determined by a vote of the holders of a majority of the shares represented in person or by proxy at that meeting. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted that might have been transacted at the meeting as originally notified and called.

2.07 Majority Vote. When a quorum is present at any meeting of the shareholders, except as provided in Section 3.04, the vote of the holders of a majority of the shares entitled to vote, present in person or represented by proxy and voting “for” or “against” any question brought before the meeting shall decide such question, unless the question is one upon which, by express provision of law, the Articles of Incorporation or these Bylaws, a different vote is required in which case such express provision shall govern and control the decision of such question but if such other express provision does not specify that the affirmative vote of a given percent of outstanding shares are required, the matter shall be approved or adopted if the required percent of the shares entitled to vote, present in person or represented by proxy and voting “for” or “against” such matter has voted “for”. Abstentions and broker non-votes shall not be counted (even though such shares are considered present and entitled to vote for purposes of determining a quorum pursuant to Section 2.06). The term “abstentions” shall refer to shares which are not voted “for” or “against” a particular question by a holder or holders present in person or by proxy at a meeting and entitled to vote such shares on such question. The term “broker non-vote” shall refer to shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote and that the broker or nominee does not have discretionary power to vote on the particular question on which the vote is being counted.

2.08 Method of Voting. A shareholder may vote in person or by proxy executed in writing by the shareholder. A telegram, telex, cablegram or other form of electronic transmission, including telephonic transmission, by the shareholder, or a photographic, photostatic, facsimile or similar reproduction of a writing executed by the shareholder shall be considered an execution in writing for purposes of this Section. Any electronic transmission must contain or be accompanied by information from which it can be determined that the transmission was authorized by the shareholder. No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided in the proxy. Each proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest.

2.09 Fixing Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive a distribution by the corporation (other than a distribution involving a purchase or redemption by the corporation of any of its own shares) or a share dividend, or in order to make a determination of shareholders for any other proper purpose (other than determining shareholders entitled to consent to action by shareholders proposed to be taken without a meeting of the shareholders), the board of directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty (60) days, and, in case of a meeting of shareholders, not less than ten (10) days, prior to the date on which the particular action requiring such determination of shareholders is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive a distribution by the corporation (other than a distribution involving a purchase or redemption by the corporation of any of its own shares) or a share dividend, the date on which the notice of the meeting is mailed or given or the date on which the resolutions of the board of directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof.

2.10 Action Without Meeting. Any action required by statute to be taken at a meeting of the shareholders, or any action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof and such consent shall have the same force and effect as a unanimous vote of the shareholders. The consent may be in more than one counterpart so long as each shareholder signs one of the counterparts. The consent shall be placed in the minute book.

2.11 Nomination of Directors. Only persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible to serve as directors of the corporation. Nominations of persons for election to the board of directors of the corporation at an annual meeting or special meeting (but only if the election of directors is a matter specified in the notice of meeting given by or at the direction of the board of directors or any other person properly calling the special meeting) may be made (a) by or at the direction of the board of directors, including any committee appointed by the board of directors, or (b) by any shareholder of the corporation who is a shareholder of record at the time of giving of notice provided for in this Section 2.11, who shall be entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in this Section 2.11. Such nominations, other than those made by or at the direction of the board of directors, shall be made pursuant to timely notice in writing to the secretary of the corporation. To be timely, a shareholder’s notice relating to nominations to be made at an annual meeting of shareholders shall be delivered to or mailed and received at the principal executive offices of the corporation not less than seventy (70) days nor more than one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting of shareholders; provided, however, that in the event that the date of the annual meeting is advanced more than thirty (30) days prior to such anniversary date or delayed more than sixty (60) days after such anniversary date then to be timely such notice must be received by the corporation on or before the later of (i) seventy (70) days prior to the date of the meeting or (ii) the tenth (10th) day following the day on which public announcement of the date of the meeting was made. To be timely, a shareholder’s notice relating to nominations to be made at a special meeting of shareholders shall be delivered to or mailed and received at the principal executive offices of the corporation not less than seventy (70) days nor more than one hundred (100) days prior to the date of such special meeting, or, if later, the tenth (10th) day following the day on which public announcement of the date of the special meeting was made. In no event shall any adjournment of an annual meeting or special meeting or the announcement thereof commence a new time period for the giving of a shareholder’s notice. (For purposes of these Bylaws, public announcement shall be deemed to include a disclosure made in a press release reported by the Dow Jones News Services, Associated Press or a comparable national news service or in a document filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”)). Such shareholder’s notice shall set forth:

(a) as to each person whom the shareholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and

(b) as to the shareholder giving the notice:

(i) the name and address, as they appear on the corporation’s books, of such shareholder and any Shareholder Associated Person (defined below) covered by clause (ii) below; and

(ii)(A) the class and number of shares of the corporation which are held of record or are beneficially owned by such shareholder and by any Shareholder Associated Person with respect to the corporation’s securities and, if applicable, (B) a description of (x) any proxy, contract, arrangement, understanding or relationship pursuant to which the shareholder or any Shareholder Associated Person has a right to vote any securities of the corporation, (y) any agreement, arrangement or understanding (including any derivative or short positions, swaps, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the shareholder’s notice by, or on behalf of, the shareholder or any Shareholder Associated Person, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of the shareholder or any Shareholder Associated Person with respect to securities of the corporation, and a representation that the shareholder will notify the corporation in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed.

To be eligible to be a nominee for election or reelection as a director of the corporation, the person nominated by the shareholder must deliver (in accordance with the time periods prescribed for delivery of notice for an annual or special meeting, as applicable, under this Section 10) to the secretary of the corporation at the principal executive offices of the corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be in the form provided by the secretary upon written request) and a written representation and agreement (in the form provided by the secretary upon written request) that such person (i) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the corporation or (B) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the corporation, with such person’s fiduciary duties under applicable law, (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (iii) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the corporation, and will comply with, applicable law and all applicable publicly disclosed corporate governance, conflict of interest, corporate opportunities, confidentiality and stock ownership and trading policies and guidelines of the corporation.

At the request of the board of directors, any person nominated by the board of directors for election as a director shall furnish to the secretary of the corporation that information required to be set forth in a shareholder’s notice of nomination which pertains to the nominee. No person shall be eligible to serve as a director of the corporation unless nominated in accordance with the procedures set forth in this Section 2.11. The presiding officer of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by this Section 2.11, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 2.11, a shareholder shall also comply with all applicable requirements of the Exchange Act, and the rules and regulations thereunder with respect to the matters set forth in this Section 2.11.

“Shareholder Associated Person” of any shareholder means (a) any person controlling, directly or indirectly, or acting in concert with, such shareholder, (b) any beneficial owner of shares of stock of the corporation owned of record or beneficially by such shareholder and (c) any person controlling, controlled by or under common control with such Shareholder Associated Person.

2.12 Notice of Business. At any meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting (a) by or at the direction of the board of directors or (b) by any shareholder of the corporation who is a shareholder of record at the time of giving of the notice provided for in this Section 2.12, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this Section 2.12. For business to be properly brought before a shareholder meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the secretary of the corporation. To be timely, a shareholder’s notice relating to business proposed to be conducted at an annual meeting of shareholders shall be delivered to or mailed and received at the principal executive offices of the corporation not less than seventy (70) days nor more than one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting of shareholders; provided, however, that in the event that the date of the annual meeting is advanced more than thirty (30) days prior to such anniversary date or delayed more than sixty (60) days after such anniversary date then to be timely such notice must be received by the corporation on or before the later of (i) seventy (70) days prior to the date of the meeting or (ii) the tenth (10th) day following the day on which public announcement of the date of the meeting was made. To be timely, a shareholder’s notice of business proposed to be conducted at a special meeting of shareholders shall be delivered to or mailed and received at the principal executive offices of the corporation not less than seventy (70) days nor more than one hundred (100) days prior to the date of such special meeting, or, if later, the tenth (10th) day following the day on which public announcement of the date of the special meeting was made. In no event shall any adjournment of the meeting or the announcement thereof commence a new time period for the giving of a shareholder’s notice. A shareholder’s notice to the secretary shall set forth as to each matter the shareholder proposes to bring before the meeting:

(a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting;

(b) the name and address, as they appear on the corporation’s books, of the shareholder proposing such business and any Shareholder Associated Person covered by clauses (c) and (d) below;

(c) (i) the class and number of shares of the corporation which are held of record or are beneficially owned by such shareholder and by any Shareholder Associated Person with respect to the corporation’s securities and, if applicable, (ii) a description of (x) any proxy, contract, arrangement, understanding or relationship pursuant to which the shareholder or any Shareholder Associated Person has a right to vote any securities of the corporation, (y) any agreement, arrangement or understanding (including any derivative or short positions, swaps, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the shareholder’s notice by, or on behalf of, the shareholder or any Shareholder Associated Person, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of the shareholder or any Shareholder Associated Person with respect to securities of the corporation, and a representation that the shareholder will notify the corporation in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed; and

(d) any material interest of the shareholder or any Shareholder Associated Person in such business.

Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at a shareholder meeting except in accordance with the procedures set forth in this Section 2.12 (or, if the election of directors is a matter specified in the notice of the meeting, then as for such matter, only in accordance with the procedures set forth in Section 2.11). The presiding officer of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of the Bylaws, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 2.12, a shareholder shall also comply with all applicable requirements of the Exchange Act, and the rules and regulations thereunder with respect to the matters set forth in this Section 2.12.

2.13 Telephone or Remote Communication Meeting. Shareholders may participate in and hold a meeting duly called and held in accordance with the TBOC and these Bylaws by means of conference telephone or similar communication equipment, or another suitable electronic communications system, including videoconferencing technology or the Internet, or any combination, if the telephone or other equipment or system permits each person participating in the meeting to communicate with all other persons participating in the meeting. If voting is to take place at the meeting, reasonable measures shall be implemented to verify that every shareholder voting at the meeting by means of remote communications is sufficiently identified, and a record of any vote or other action taken shall be kept. Participation in such a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

2.14 Minutes. The shareholders shall keep regular minutes of their proceedings, and such minutes shall be placed in the minute book of the corporation.

Article 3:	Directors

3.01 Management. The powers of the corporation shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of its board of directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by law or by the Articles of Incorporation in accordance with the TBOC or by these Bylaws directed or required to be exercised and done by the shareholders.

3.02 Number; Election; Term; Qualification; Removal. The number of directors of the corporation shall be such number as shall be from time to time specified by resolution of the board of directors; provided, however, that no director’s term shall be shortened by reason of a resolution reducing the number of directors; and further provided that the number of directors constituting the current board of directors shall be eight (8), and shall remain at such number unless and until changed by resolution of the board of directors as aforesaid. The directors shall be elected at the annual meeting of the shareholders, except as provided in Section 3.03, and each director elected shall hold office for the term for which he is elected and until his successor is elected and qualified. Directors need not be residents of the State of Texas or shareholders of the corporation. Any director may be removed at any time, with or without cause, at a special meeting of the shareholders called for that purpose.

3.03 Resignations; Vacancies. A director may resign at any time by giving written notice to the board of directors or the chairman of the board. Such resignation shall take effect at the date of receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any vacancy occurring in the board of directors (by death, resignation or removal) may be filled by an affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors, or may be filled by an election at an annual or special meeting of the shareholders called for that purpose. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors shall be filled either (i) by election at an annual meeting or at a special meeting of shareholders called for that purpose or (ii) by the board of directors, provided the board of directors may not fill more than two such directorships during the period between any two successive annual meetings of shareholders.

3.04 Voting in Election of Directors. Directors shall be elected by plurality vote. Cumulative voting shall not be permitted.

3.05 Place of Meetings. Meetings of the board of directors, regular or special, may be held either within or without the State of Texas.

3.06 First Meeting. The first meeting of each newly elected board shall be held without further notice immediately following the annual meeting of shareholders, and at the same place, unless such time or place shall be changed.

3.07 Regular Meetings. Regular meetings of the board of directors may be held without notice at such time and place as shall from time to time be determined by the board.

3.08 Special Meetings. Special meetings of the board of directors may be called by the chairman of the board or president and shall be called by the secretary on the written request of any director. Written, telephonic or, upon consent of the director, electronic notice of special meetings of the board of directors shall be given to each director at least three (3) calendar days before the date of the meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called and convened. Special meetings shall be held at such times and places as shall be designated by the board of directors or specified in the notice of the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting. At any meeting at which every director is present, even though without any notice, any business may be transacted.

3.09 Quorum; Majority Vote. At all meetings of the board of directors, a majority of the board of directors fixed by these Bylaws shall constitute a quorum for the transaction of business. The act of a majority of the directors present at any meeting at which a quorum is present shall be the act by the board of directors, except as otherwise specifically provided by statute, by the Articles of Incorporation or by these Bylaws. If a quorum is not present at a meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present. At such adjourned meeting at which a quorum shall be present, any business may be transacted that might have been transacted at the meeting as originally notified and called.

3.10 Compensation. Directors as such shall not receive any stated salary for their service, but the Board of Directors may, by resolution of the board of directors, receive such compensation as fixed by the board of directors, which may include a specified retainer, cash compensation and expenses for attendance at regular or special meetings of the board of directors and equity awards; provided, that nothing contained herein shall be construed to preclude any director from serving the corporation in any other capacity or receiving compensation therefor. Members of committees of the board of directors may be allowed like compensation for attending committee meetings.

3.11 Procedure. The board of directors shall keep regular minutes of its proceedings. The minutes shall be placed in the minute book of the corporation.

3.12 Participation in Meetings by Remote Communication. Directors and committee members may participate in and hold a meeting by means of conference telephone or similar communication equipment, or another suitable electronic communications system, including videoconferencing technology or the Internet, or any combination, if the telephone or other equipment or system permits each person participating in the meeting to communicate with all other persons. If voting is to take place at the meeting, reasonable measures shall be implemented to verify that every director or committee member voting at the meeting by means of remote communications is sufficiently identified, and a record of any vote or other action taken must be kept. Participation in such a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

3.13 Action Without Meeting. Any action required or permitted to be taken at a meeting of the board of directors may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all members of the board of directors. Such consent shall have the same force and effect as a unanimous vote at a meeting and may be stated as such in any document or instrument filed with the Secretary of State.

3.14 Chairman of the Board. The board of directors shall from time to time elect from their number an individual to serve as chairman of the board. The chairman of the board shall preside at all meetings of the shareholders and the directors. In addition, the chairman of the board shall (a) be the chief strategic officer of the corporation, (b) report to the board of directors, and (c) have such duties and responsibilities as are customarily assigned to individuals serving in such positions and such other duties consistent with his titles and positions as the board of directors may from time to time lawfully direct.

3.15 Vice Chairman of the Board. The board of directors may from time to time elect from their number an individual to serve as vice chairman of the board. The vice chairman of the board, if one shall be elected, shall perform the duties of the chairman of the board in relation to meetings of the board of directors and shareholders in the event of the unavailability of the chairman of the board and shall perform such services for the board of directors and such additional duties, and shall exercise such powers, as the board of directors may from time to time prescribe. He shall not be deemed an officer or employee of the corporation by virtue of holding such position.

Article 4:	Committees

4.01 Committees of Directors. The board of directors, by resolution adopted by a majority of the whole board, may designate from among its members one or more committees, each of which shall be comprised of one or more of its members, and may designate one or more of its members as alternate members of any committee, who may, subject to any limitations imposed by the board of directors, replace absent or disqualified members at any meeting of that committee. Any such committee, to the extent provided in such resolution, shall have and may exercise all of the authority of the board of directors in the business and affairs of the corporation except where the action of the board of directors is required, or the authority of such committee is limited, by statute. The number of members on each committee may be increased or decreased from time to time by resolution of the board of directors. Any member of any committee may be removed from such committee at any time by resolution of the board of directors. Vacancies in the membership of a committee (whether by death, resignation, removal or otherwise) may be filled by resolution of the board of directors. The designation of any such committee of the board of directors and the delegation thereto of authority shall not operate to relieve the board of directors, or any member thereof, of any responsibility imposed upon it or him by law.

4.02 Meetings. The time, place and notice (if any) of meetings of any committee shall be determined by such committee. Written, telephonic or, upon consent of the director, electronic notice of meetings of each committee stating the place, day and hour thereof shall be given to each committee member at least two (2) calendar days before the date of the meeting. Such notice need not state the purpose of the meeting. Each committee may hold its meetings at such place or places as the committee may from time to time determine within or without the State of Texas. Each committee shall keep regular minutes of its proceedings and report the same to the board when required.

4.03 Quorum; Majority Vote. At meetings of any committee, a majority of the number of members of such committee shall constitute a quorum for the transaction of business, and the act of a majority of the members present at any meeting at which a quorum is present shall be the act of such committee, except as otherwise specifically provided by statute, the Articles of Incorporation or these Bylaws. If a quorum is not present at a meeting of any committee, the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present.

4.04 Compensation. Compensation of committee members shall be fixed pursuant to the provisions of Section 3.10 of these Bylaws.

4.05 Committee Charters. Any committee designated by the board may adopt a charter governing any of the matters covered by Sections 4.01 through 4.04 and, to the extent approved by the board of directors, any such charter shall supercede the provisions of Sections 4.01 through 4.04.

Article 5:	Notices

5.01 General. Whenever by the Articles of Incorporation, the TBOC or otherwise, notice is required to be given to a director or shareholder, and no provision is made as to how the notice shall be given, it shall not be construed to be personal notice, but any such notice may be given: (a) in writing, (i) by mail, postage prepaid, addressed to the director or shareholder at the last address known by the corporation for such director or to the shareholder at the address appearing on the share transfer records of the corporation, (ii) with consent of the director or shareholder, by electronic transmission or (iii) by telegram, (b) by telephone, or (c) by any other method permitted by law. Any notice required or permitted to be given by mail shall be deemed given at the time when the same is deposited in the United States mail. If electronically transmitted, such notice shall be deemed given when transmitted to a facsimile number or electronic mail address provided by the director or shareholder for the purpose of receiving notice.

5.02 Waivers. Whenever by the Articles of Incorporation, these Bylaws or the TBOC, any notice is required to be given to a director or shareholder, a waiver thereof in writing, signed by the person or persons entitled to such notice, or in the case of a corporation or other legal entity by its duly authorized representative, whether before or after the time stated therein, shall be equivalent to the giving of such notice. Attendance of a director, committee member or shareholder at a meeting shall constitute a waiver of notice of such meeting, except where such person attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the basis that the meeting is not lawfully called or convened.

Article 6:	Officers and Agents

6.01 Number; Qualification; Election; Term.

(a) The corporation shall have:

(1) a chairman of the board, a president, one or more vice presidents (the number and categories thereof to be determined by the board of directors), a secretary and a treasurer, and

(2) such other officers and assistant officers and agents as the board of directors may determine.

(b) No officer or agent need be a shareholder, a director or a resident of Texas.

(c) Officers named in Section 6.01(a)(1) shall be elected by the board of directors on the expiration of an officer’s term or whenever a vacancy exists. Officers and agents named in Section 6.01(a)(2) may be elected by the board at any meeting.

(d) Unless otherwise specified by the board at the time of election or appointment, or in any employment contract approved by the board, each officer’s and agent’s term shall end at the first meeting of directors after the next annual meeting of shareholders. He shall serve until the end of his term or, if earlier, his death, resignation or removal.

(e) Any two or more offices may be held by the same person, except that the president and the secretary shall not be the same person.

6.02 Removal. Any officer or agent elected or appointed by the board of directors may be removed for or without cause by the board of directors. Such removal shall not prejudice any contract rights of the person removed. Election or appointment of an officer or agent shall not of itself create contract rights.

6.03 Vacancies. Any vacancy occurring in any office of the corporation (by death, resignation, removal or otherwise) maybe filled by the board of directors.

6.04 Authority. Officers and agents shall have such authority and perform such duties in the management of the corporation as are provided in these Bylaws or as may be determined by resolution of the board of directors not inconsistent with these Bylaws.

6.05 Compensation. The compensation of officers and agents shall be fixed from time to time by the board of directors.

6.06 Chairman of the Board. The chairman of the board shall be the chief strategic officer of the corporation.

6.07 President. The president shall be the chief executive officer of the corporation; he shall have general and active management of the business and affairs of the corporation, and shall see that all orders and resolutions of the board are carried into effect. He shall perform such other duties and have such other authority and powers as the board of directors may from time to time prescribe.

6.08 Vice Presidents. The vice presidents, in the order of their ranking (by category or otherwise) determined by the board of directors or, in the absence of any such ranking or any specific determination by the board of directors, in the order of the length of their service as a vice president, shall, in the absence or disability of the president, perform the duties and have the authority and exercise the powers of the president. They shall perform such other duties and have such other authority and powers as the board of directors may from time to time prescribe or as the president may from time to time delegate.

6.09 Secretary.

(a) The secretary shall attend all meetings of the board of directors and all meetings of the shareholders and record the minutes of all proceedings in a book to be kept for that purpose.

(b) The secretary shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the board of directors.

(c) The secretary shall keep in safe custody the seal of the corporation and, when authorized by the board of directors or the executive committee, affix the same to any instrument requiring it.

(d) The secretary shall be under the supervision of the president and shall perform such other duties and have such other authority and powers as the board of directors may from time to time prescribe or as the president may from time to time delegate.

6.10 Assistant Secretary. The assistant secretary shall, in the absence or disability of the secretary, perform the duties and have the authority and exercise the powers of the secretary. He shall perform such other duties and have such other powers as the board of directors may from time to time prescribe or as the president may from time to time delegate.

6.11 Treasurer.

(a) The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements of the corporation and shall deposit all monies and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

(b) He shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and directors, at the regular meetings of the board, or whenever they may require it, an account of all his transactions as treasurer and of the financial condition of the corporation.

(c) If required by the board of directors, he shall give the corporation a bond in such form, in such sum, and with such surety or sureties as shall be satisfactory to the board for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

(d) He shall perform such other duties and have such other authority and powers as the board of directors may from time to time prescribe or as the president may from time to time delegate.

6.12 Assistant Treasurer. The assistant treasurer shall, in the absence or disability of the treasurer, perform the duties and have the authority and exercise the powers of the treasurer. He shall perform such other duties and have such other powers as the board of directors may from time to time prescribe or the president may from time to time delegate.

Article 7:	Indemnification, Advancement of Expenses and Insurance

(a) Subject to the limitations and conditions as provided in this Article 7, each person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action or other proceeding, whether civil, criminal, administrative, arbitrative or investigative, or any appeal in such a proceeding or any inquiry or investigation that could lead to such a proceeding (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the corporation or while a director or officer of the corporation is or was serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, limited liability company, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise shall be indemnified by the corporation to the fullest extent permitted by the TBOC, as the same exists or may hereafter be amended against judgments, penalties (including excise and similar taxes and punitive damages), fines, settlements and reasonable expenses (including, without limitation, attorneys’ fees) actually incurred by such person in connection with such proceeding, and indemnification under this Article 7 shall continue as to a person who has ceased to serve in the capacity which initially entitled such person to indemnity hereunder.

The rights granted pursuant to this Article 7 shall be deemed contract rights, and no amendment, modification or repeal of this Article 7 shall have the effect of limiting or denying any such rights with respect to actions taken or proceedings arising prior to any such amendment, modification or repeal. It is expressly acknowledged that the indemnification provided in this Article 7 could involve indemnification for negligence or under theories of strict liability.

(b) The right to indemnification conferred in this Article 7 shall include the right to be paid or reimbursed by the corporation the reasonable expenses incurred by a person of the type entitled to be indemnified above who was, is or is threatened to be made a named defendant or respondent in a proceeding in advance of the final disposition of the proceeding and without any determination as to the person’s ultimate entitlement to indemnification; provided, however, that the payment of such expenses incurred by any such person in advance of the final disposition of a proceeding shall be made only upon delivery to the corporation of a written affirmation by such indemnified person of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification under this Article 7 and a written undertaking, by or on behalf of such person, to repay all amounts so advanced if it shall ultimately be determined that such indemnified person is not entitled to be indemnified under this Article 7 or if such indemnification is prohibited by applicable law.

(c) The right to indemnification conferred in this Article 7 shall not be exclusive of any other right which a director or officer indemnified pursuant to this Article 7 may have or hereafter acquire under any law (common or statutory), provision the Articles of Incorporation or the Bylaws of the corporation, agreement, vote of shareholders or disinterested directors or otherwise.

(d) The corporation may purchase insurance for the purpose of securing the indemnification of its directors and officers to the extent that such indemnification is allowed in this Article 7. Such insurance may, but need not, be for the benefit of all directors and officers, and the purchase of any such insurance shall in no way limit the indemnification provisions of this Article 7.

Article 8:	Certificates and Shareholders

8.01 Certificates. Shares of stock of the corporation may, at the discretion of the board of directors, be issued in certificated or uncertificated form. Shares issued in certificated form shall be in the form determined by the board of directors. Certificates shall be consecutively numbered and shall be entered in the books of the corporation or its agents as they are issued. Upon the written request of any shareholder holding uncertificated shares, the corporation shall issue a certificate or certificates representing such shares in the form prescribed. Each certificate shall state on its face the holder’s name, the number and class of shares, the par value of shares or a statement that such shares are without par value, and such other matters as may be required by law. They shall be signed by the president or a vice president and such other officer or officers as the board of directors shall designate, and may be sealed with the seal of the corporation or a facsimile thereof. If any certificate is countersigned by a transfer agent or registered by a registrar (either of which is other than the corporation or an employee of the corporation), the signature of any such officer may be facsimile. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issuance.

8.02 Issuance; Payment. Shares (both treasury and authorized but unissued) may be issued for such consideration (not less than par value in the case of authorized but unissued shares) and to such persons as the board of directors may from time to time authorize. Consideration for the issuance of shares may consist of any type of consideration permitted under the TBOC. Shares may not be issued until the consideration for which the shares are to be issued shall have been paid or delivered as required in connection with the authorization of the shares. When the consideration is paid or delivered, such shares shall be considered to be issued and fully paid and nonassessable, and the subscriber or other person entitled to receive the shares shall be a shareholder with respect to the shares. In the absence of fraud in the transaction, the judgment of the board of directors is conclusive in determining the value and sufficiency of the consideration received for the shares.

8.03 Lost, Stolen or Destroyed Certificates. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

8.04 Registered Shareholders. Unless otherwise provided in the TBOC, and subject to the provisions of Chapter 8 - Investment Securities of the Texas Business and Commerce Code, as amended:

(a) The corporation may regard the person in whose name any shares of the corporation are registered in the share transfer records of the corporation at any particular time (including, without limitation, as of a record date fixed pursuant to Section 2.09 of these Bylaws) as the owner of those shares.

(b) Neither the corporation nor any of its officers, directors, employees or agents shall be liable for regarding that person as the owner of those shares at that time for those purposes, regardless of whether that person does not possess a certificate representing those shares.

Article 9:	General Provisions

9.01 Dividends and Reserves.

(a) Declaration and Payment. Subject to the TBOC, dividends may be declared by the board of directors at any regular or special meeting and may be paid in cash, in property or in shares of the corporation. The declaration and payment shall be at the discretion of the board of directors.

(b) Record Date. The board of directors shall fix the record date pursuant to the provisions set forth in Section 2.09 of these Bylaws.

(c) Reserves. By resolution the board of directors may create such reserve or reserves out of the earned surplus of the corporation as the directors from time to time, in their discretion, think proper to provide for contingencies, or to equalize dividends, or to repair or maintain any property of the corporation, or for any other purpose they think beneficial to the corporation. The directors may modify or abolish any such reserve in the manner in which it was created.

9.02 Books and Records. The corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its shareholders and board of directors, and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of the shares held by each.

9.03 Fiscal Year. The fiscal year of the corporation shall end on December 31 unless otherwise fixed by resolution of the board of directors.

9.04 Seal. The corporation seal (of which there may be one or more) shall contain the name of the corporation and the name of the state of incorporation. The seal may be used by impressing it or reproducing a facsimile of it, or otherwise.

9.05 Amendment of Bylaws. These Bylaws may be altered, amended or repealed or new Bylaws may be adopted by the board of directors (subject to the shareholders repealing, amending or changing the action of the board of directors, or making new Bylaws, at an annual or special meeting called and held as provided in these Bylaws) at any meeting at which a quorum is present.

9.06 Construction. Whenever the context so requires, the masculine shall include the feminine and neuter, and the singular shall include the plural, and conversely. If any portion of these Bylaws shall be invalid or inoperative, then, so far as is reasonable and possible:

(a) The remainder of these Bylaws shall be considered valid and operative, and

(b) Effect shall be given to the intent manifested by the portion held invalid or inoperative.

9.07 Table of Contents; Headings. The table of contents and headings used in these Bylaws have been inserted for convenience only and do not constitute matter to be construed in interpretation.

9.08 Relation to Articles of Incorporation. These Bylaws are subject to and governed by the Articles of Incorporation.